UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

TRAVELCENTERS OF AMERICA LLC

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

TravelCenters of America LLC issued the following press release on February 4, 2008.

24601 Center Ridge Road, Westlake, OH 44145-5639                                                               tel: (440) 808-9100

FOR IMMEDIATE RELEASE

                                                                                                                                                                                                                                                Contacts:

                                                                                                                                                                                                                                                Timothy A. Bonang, Manager of Investor Relations, or

                                                                                                                                                                                                                                                Carlynn Finn, Investor Relations Analyst

                                                                                                                                                                                                                                                (617) 796-8251

                                                                                                                                                                                                                                                www.tatravelcenters.com

TravelCenters of America LLC Announces Litigation

Westlake, Ohio (February 4, 2008):  TravelCenters of America LLC (AMEX: TA) today announced that it commenced litigation on Friday, February 1, 2008, against E2 Investment Partners LLC (“E2”) and related entities and individuals in the Delaware Court of Chancery.  On December 31, 2007, E2 forwarded a letter to TA which purports to nominate directors and present other proposals for consideration at the TA 2008 annual meeting.  The purpose of TA’s litigation against E2 is to determine if the nominations and other proposals included in E2’s letter of December 31, 2007 are appropriate matters for consideration at the TA 2008 annual meeting.  TA has requested that this litigation be conducted on an expedited basis so that it may be decided before the TA 2008 annual meeting; however, TA does not know if this request will be granted.

As a result of routine monitoring of the Chancery Court docket after the E2 litigation was filed, TA’s attorneys discovered that a second litigation affecting TA was also filed last Friday.  This second litigation purports to be a derivative action on behalf of TA against its Board of Directors and others.  TA has not been served with this second litigation and it has not yet conferred with counsel concerning its possible responses.  However, this second litigation seems to be premised upon the mistaken assertion that TA’s acquisition of Petro Stopping Centers, L.P. in May 2007 was completed in a manner which was unfair to TA.  Because TA believes this premise is false, TA currently intends to vigorously oppose this second litigation.  TA also does not know at this time whether this second litigation may be related to TA’s dispute with E2.

TravelCenters of America LLC operates or franchises 235 full service travel centers across the United States under the trade names “TravelCenters of America”, “TA” and “Petro Stopping Centers”.

WARNING REGARDING FORWARD LOOKING STATEMENTS

                                                THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON TA’S PRESENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND THEY MAY NOT OCCUR FOR VARIOUS REASONS.  FOR EXAMPLE:

•                  THE FACT THAT TA HAS REQUESTED THE DELAWARE COURT OF CHANCERY TO DECIDE ON AN EXPEDITED BASIS WHETHER E2’s NOMINATIONS AND OTHER PROPOSALS MAY BE CONSIDERED AT TA’S 2008 ANNUAL MEETING MAY IMPLY THAT THE COURT WILL DO SO.   IN FACT, E2 MAY OPPOSE TA’S REQUEST AND THE COURT MAY DECLINE TO DECIDE THESE ISSUES ON AN EXPEDITED BASIS BECAUSE IT AGREES WITH THAT OPPOSITION, BECAUSE OF ITS OWN SCHEDULE OR FOR SOME OTHER REASON.

•                  THE STATEMENT THAT TA BELIEVES THAT THE DERIVATIVE ACTION RECENTLY FILED IN THE DELAWARE COURT OF CHANCERY IS BASED UPON A MISTAKEN OR FALSE ASSERTION MAY IMPLY THAT THE DEFENDANTS WILL PREVAIL IN THIS LITIGATION.  IN FACT, THE COURT WHICH DECIDES THIS LITIGATION MAY DETERMINE OTHERWISE.

LITIGATION IS GENERALLY EXPENSIVE AND DISTRACTING TO MANAGEMENT’S OTHER BUSINESS ACTIVITIES.  DISCOVERY AND JUDICIAL RULING DURING LITIGATION MAY CAUSE LITIGATION TO HAVE DIFFERENT RESULTS THAN TA NOW EXPECTS.  TA CAN PROVIDE NO ASSURANCES REGARDING THE OUTCOME OF THE LITIGATIONS DISCUSSED IN THIS PRESS RELEASE AND THESE OUTCOMES MAY BE MATERIALLY ADVERSE TO TA AND ITS BUSINESS.

IN CONNECTION WITH TA’S 2008 ANNUAL MEETING OF SHAREHOLDERS, TA WILL FILE A PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”).  SECURITY HOLDERS ARE ADVISED TO READ TA’S PROXY STATEMENT AND OTHER MATERIALS FILED BY TA WITH THE SEC RELATED TO TA’S SOLICITATION OF PROXIES FROM TA SHAREHOLDERS IN CONNECTION WITH TA’S 2008 ANNUAL MEETING OF SHAREHOLDERS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING TA’S 2008 ANNUAL MEETING OF SHAREHOLDERS.  TA AND ITS EXECUTIVE OFFICERS AND DIRECTORS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM TA’S SHAREHOLDERS WITH RESPECT TO TA’S 2008 ANNUAL MEETING OF SHAREHOLDERS.   INVESTORS MAY OBTAIN MORE DETAILED INFORMATION REGARDING THE DIRECT AND INDIRECT INTERESTS OF TA’S PARTICIPANTS IN THAT SOLICITATION BY READING THE PROXY STATEMENT WHEN IT IS FILED BY TA WITH THE SEC.  THE PROXY STATEMENT AND OTHER MATERIALS TO BE FILED BY TA WITH THE SEC WITH RESPECT TO TA’S 2008 ANNUAL MEETING OF SHAREHOLDERS WILL BE AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV OR FROM TA UPON WRITTEN REQUEST BY AN INVESTOR TO TRAVELCENTERS OF AMERICA LLC AT 24601 CENTER RIDGE ROAD, WESTLAKE, OHIO  44145-5639, ATTENTION: SECRETARY, OR BY CALLING TRAVELCENTERS OF AMERICA LLC AT (440) 808-9100.

(end)